Exhibit 10.7

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 2

to

EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 2 (this “Amendment No. 2”), dated as of June 15, 2015, is entered into between Seattle Children’s Hospital d/b/a Seattle Children’s Research Institute, a Washington non-profit corporation (“Licensor”) and Juno Therapeutics, Inc., a Delaware corporation (“Licensee”).

BACKGROUND

A. Licensee and Licensor are parties to that certain Exclusive License Agreement dated as of February 13, 2014, as amended by Amendment No. 1 thereto dated August 4, 2014 (the “License Agreement”).

B. The parties wish to amend the License Agreement as set forth below.

C. All terms used in this Amendment No. 2 with initial letters capitalized but not defined herein shall have the meaning set forth in the License Agreement.

AGREEMENT

Accordingly, the parties agree as follows:

Section 1. Amendments to License Agreement

1.1 Reservation of Rights. Section 2.3 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“Licensor reserves the right to use and otherwise exploit the Licensed Patents solely for Licensor’s (a): internal non-commercial (i) research, teaching and other education-related purposes, (ii) clinical activities that are not supported by (or intended to benefit) in any way any commercial entity other than Licensee (including cost recovery from individuals or insurance companies as authorized by the FDA pursuant to 21 CFR 312.8 or other applicable laws or regulations), and (iii) development, manufacture and use of products for children and young adults solely in support of the foregoing; in each case, at the facilities of (and under the supervision of) Licensor and its Affiliates; and (b) non-commercial manufacture, at the facilities of (and under the supervision of) Licensor and its Affiliates, of products for the treatment of children and young adults for supply to any other not-for-profit entity solely for use by such not–for-profit entity solely for such not-for-profit entity’s internal non-commercial (i) research, teaching and education-related purposes and (ii) clinical activities that are not supported by (or intended to benefit) in any way any commercial entity other than Licensee (including cost recovery from individuals or insurance companies as authorized by the FDA pursuant to 21 CFR 312.8 or other applicable laws or regulations), provided Licensor covenants that any such supply will (A) be in writing, and (B) either (i) contain an express written prohibition on the filing by the not-for-profit licensee of any patent application(s) on any invention first conceived and/or reduced to practice by such not-for-profit entity as a result of using such product that would limit any practice of any of the Licensed Patents under this Agreement, or (ii) require that such not-for-profit assign to Licensor any patent application or patent filed on any such invention.

Licensor may also provide non-exclusive, non-sublicensable, non-transferable licenses under the Licensed Patents to any other not-for-profit entity solely for such not-for-profit entity’s internal non-commercial (A) research, teaching and other educational-related purposes, and (B) clinical activities that are not supported by (or intended to benefit) in any way any commercial entity other than Licensee (including cost recovery from individuals or insurance companies as authorized by the FDA pursuant to 21 CFR 312.8 or other applicable laws or regulations); provided Licensor covenants that any such license will (X) be in writing and (Y) either (i) contain an express written prohibition on the filing by the not-for-profit licensee of any patent application(s) on any invention first conceived and/or reduced to practice by such not-for-profit entity as a result of the practice of the Licensed Patents that would limit any practice of any of the Licensed Patents under this Agreement, or (ii) require that the licensee assign to Licensor any patent application or patent filed on any such invention. Any patent application or patent filed in violation of any restriction described in subsection (B)(i) or (Y)(i) above, and/or any patent application or patent described in subsection (B)(ii) and/or (Y)(ii) above, shall, at Licensee’s option, be deemed to be a Licensed Patent.

Licensor shall not exploit the Licensed Patents except as expressly described above in this Section 2.3.”

1.2 Development Milestone Cap. The preamble to Section 3.2 of the License Agreement is hereby deleted and replaced in its entirety with the following language:

“Licensee shall pay Licensor milestone payments in the amounts set forth in this Section 3.2, whether the milestone is met by Licensee, its Affiliates or Sublicensee, payable according to the following schedule for the development milestone payment for each particular Licensed Product (i.e., distinct biological entity) (provided, however, the aggregate milestone payments under this Section 3.2 shall not exceed a total of five million dollars ($5,000,000) to Licensor for any Licensed Product that is covered only by a Valid Claim of a patent or patent application that is co-owned by Licensor and FHCRC but not any Valid Claim of any other patent application or patent within the Licensed Patents (“Development Milestones Fee Cap”) per Licensed Product, regardless of [***])”

1.3 New Milestone. Section 3.2 of the License Agreement is hereby amended to add a new clause (i) to Section 3.2 that reads as follows:

“A payment of [***] for first achievement [***].”

1.4 Exhibit A Patent List. Exhibit A is hereby amended to add the following patent applications:

SERIAL NUMBER	DESCRIPTION		FILING DATE
[***]	[***	]	[***	]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Accordingly, Exhibit A, in full, now reads as follows:

SERIAL NUMBER	DESCRIPTION		FILING DATE
[***]	[***	]	[***	]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 2. Full Force and Effect

Except as modified by this Amendment No. 2, all other terms and provisions of the License Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment No. 2 and the License Agreement, the terms of this Amendment No. 2 shall control.

SEATTLE CHILDREN’S HOSPITAL D/B/A SEATTLE CHILDREN’S RESEARCH INSTITUTE		JUNO THERAPEUTICS, INC.

By:	/s/ James B. Hendricks	By:	/s/ Hans Bishop
	James B. Hendricks, Ph.D.	Print:	Hans Bishop
	President	Its:	CEO

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